Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Annual Report of International Assets Holding Corporation (the “Company”) on Form 10-K/A for the period ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William J. Dunaway, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 16, 2010

/s/ William J. Dunaway
William J. Dunaway
Chief Financial Officer

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to International Assets Holding Corporation and will be retained by International Assets Holding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.